EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this the Registration Statement on Form SB-2 of Technest Holdings, Inc. and subsidiaries (the "Registration Statement"), of our report dated May 12, 2006 relating to our audit of Technest Holdings, Inc. and subsidiaries, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption "Experts".

/s/ Wolf & Company, P.C.
WOLF & COMPANY, P.C.
BOSTON, MASSACHUSETTS
June 29, 2006